EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 1999, on the consolidated statements of operations, shareholders’ equity and cash flows of Ocean Energy, Inc. and subsidiaries for the year ended December 31, 1998, incorporated by reference in the Annual Report on Form 10-K of Ocean Energy, Inc. for the year ended December 31, 2000, into the following previously filed registration statements:

  Form S-8, Seagull Thrift Plan (2-72014).
  Form S-8, Seagull Energy Corporation 1981 Non-Qualified and Incentive Stock Option Plan (2-80834).
  Forms S-8 and S-3, Seagull Energy Corporation 1983 Stock Option Plan (2-93087).
  Forms S-8 and S-3, Seagull Energy Corporation 1986 Stock Option Plan (33-22475).
  Form S-8, Seagull Energy Corporation 1990 Stock Option Plan (33-43483).
  Form S-8, Seagull Energy Corporation 1993 Stock Option Plan (33-50643).
  Form S-8, Seagull Energy Corporation 1993 Nonemployee Directors' Stock Option Plan (33-50645).
  Form S-3, $350,000,000 Debt Securities of Seagull Energy Corporation (33-65118).
  Form S-3, $100,000,000 Debt Securities of Seagull Energy Corporation (333-34841).
  Form S-8, Seagull Energy Corporation 1995 Omnibus Stock Plan (33-64041).
  Form S-3, $300,000,000 Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Securities Warrants of Seagull Energy Corporation (33-64051).
  Form S-8, Global Natural Resources Inc. 1989 Key Employees Stock Option Plan and Global Natural Resources 1992 Stock Option Plan (333-13393).
  Form S-8, Seagull Energy Corporation 1998 Omnibus Stock Plan (333-71375).
  Form S-8, Ocean Energy, Inc. 1999 Long-Term Incentive Plan (333-95507).
  Form S-3, Ocean Energy, Inc. $1 Billion Debt Securities, Common Stock, Preferred Stock, Depository Shares, Warrants, Guarantees of Debt Securities (333-79765).
  Form S-8, Ocean Energy, Inc. 1996 Long-Term Incentive Plan, Ocean Energy, Inc. 1994 Long-Term Incentive Plan, and United Meridian Corporation 1994 Outside Directors’ Nonqualified Stock Option Plan (333-78255).
  Post-Effective Amendment No. 1 to Form S-4 on Form S-8, Ocean Energy, Inc. 1998 Long-Term Incentive Plan, Ocean Energy, Inc. Long-Term Incentive Plan For Nonexecutive Employees, United Meridian Corporation 1994 Employee Nonqualified Stock Option Plan, and United Meridian Corporation 1987 Nonqualified Stock Option Plan (333-68679).
  Form S-8, Ocean Energy, Inc. 2001 Employee Stock Purchase Plan (333-49756).

/s/ Arthur Andersen LLP

Houston, Texas
March 21, 2001